Exhibit 23.2

Consent of Independent Auditor

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Pacific Premier Bancorp, Inc. of our report dated March 8, 2018, relating to the consolidated financial statements of Grandpoint Capital Inc. and Subsidiaries as of December 31, 2017 and 2016, and for years then ended, and to the reference to our firm under the heading “Experts” in the Prospectus/Proxy and Consent Solicitation Statement, which is part of this Registration Statement.

/s/ Moss Adams LLP

Los Angeles, California

April 18, 2018